UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gentex Corporation (the "Company") announced on June 22, 2015, that effective June 18, 2015, Mark Newton, Senior Vice President, Corporate Secretary and member of the Company's board of directors, is leaving the Company as a director, Corporate Secretary and as an executive officer for personal reasons. On June 20, 2015, the Company entered into an agreement with Mr. Newton providing that Mr. Newton will remain employed as a consultant to the Company through October 2, 2015. In exchange for Mr. Newton acting as a consultant, he will receive his current salary until October 2, 2015 and he will receive a cash payment of $460,022 on or around October 9, 2015, and he will receive a cash payment of $1,372,018 on or around January 1, 2016. All vested stock options must be exercised by Mr. Newton or before December 31, 2015 or the same will be forfeited. All consideration under the above-referenced agreement remains subject to Mr. Newton fulfilling all of his obligations under said agreement and the standard clawback provisions of the Company’s equity award agreements.

In addition, the Company also announced on June 22, 2015, that effective June 18, 2015, Steve Downing was promoted to Senior Vice President. In addition, Mr. Downing will retain the Chief Financial Officer and Treasurer title, a role he has held since 2013. Mr. Downing is already an executive officer with reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. In connection with Mr. Downing's promotion and increased responsibilities, the Company set Mr. Downing's annual salary at $300,000 (effective in accordance with Company policies and procedures). In addition, Mr. Downing will also receive a 16,880-share stock option grant and a restricted stock grant of 6,000 shares, pursuant to the Company's shareholder approved Employee Stock Option Plan and shareholder approved Second Restricted Stock Plan, respectively, with such grants to be made at the Company's regularly scheduled third quarter Compensation Committee meeting (in accordance with Company policies and procedures).

Notwithstanding the foregoing, Mr. Downing does not have a written employment agreement and will remain as an at-will employee as is the case with all other employees of the Company. A copy of the Company's news release concerning this announcement is attached as Exhibit 99.1.

Section 9.    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits. Exhibit 99.1

News Release Dated June 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2015

GENTEX CORPORATION
(Registrant)

By /s/ Fred Bauer
Fred Bauer
Its Chairman of the Board and
Chief Executive Officer